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                                                                    Exhibit 10.9


                               SECURITY AGREEMENT

                  SECURITY AGREEMENT, dated as of June 30, 2000 (the "Security Agreement"), made by THE PATHWAYS GROUP, INC., a Delaware corporation (the "Company"), in favor of JOLSON MERCHANT PARTNERS GROUP LLC ("Jolson") and HARVEST OPPORTUNITY PARTNERS LP ("Harvest"; Jolson and Harvest are collectively referred to herein as the "Lender").

                                    RECITALS

                  WHEREAS, the Company and the Lenders are parties to the Financing Agreement, dated as of June 30, 2000 (as amended, modified, supplemented or restated and in effect from time to time, the "Financing Agreement"), pursuant to which the Lender has agreed to make loans to the Company from time to time in an aggregate principal amount of up to $2,000,000, and to purchase additional senior secured notes of the Company upon the exchange of other securities of the Company held by the Lender;

                  WHEREAS, in order to induce the Lenders to extend credit to the Company pursuant to the Financing Agreement and to secure the Company's obligations under the Financing Agreement, the Company has agreed to grant to the Lender, for the ratable benefit of the holders of the Notes, security interests in substantially all of its properties as security for the payment and performance when due of each of the present and future obligations of the Company under the Financing Agreement and the Transaction Documents;

                  NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Lender hereby agree as follows:

                  Section 1.  DEFINED TERMS.

                  1.1 Unless otherwise defined herein, capitalized terms which are defined in the Financing Agreement and used herein shall have the meanings given to them in the Financing Agreement; the following terms which are now or hereafter defined in the Uniform Commercial Code in effect in the State of New York from time to time are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Instruments, Payment Intangibles, Proceeds, Promissory Notes, Software, Supporting Obligations;

                  "COLLATERAL" has the meaning provided in Section 2.

                  "CONTRACTS" means all material contracts and agreements of the Company, all contracts giving rise to Intellectual Property Collateral, all policies of insurance and all other agreements and contracts to which the Company from time to time may be or become a party or under which the Company may have rights, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of the Company to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Company to damages arising out of, or for breach or default in respect thereof and (c) all rights of the Company to perform and to exercise all remedies thereunder.


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                  "INTELLECTUAL PROPERTY COLLATERAL" has the meaning specified in the Intellectual Property Security Agreement, and in any event shall include, without limitation, all copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses.

                  "SECURED OBLIGATIONS" means the collective reference to the obligations of the Company, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with, the Financing Agreement, this Security Agreement, the Intellectual Property Security Agreement, any Notes from time to time issued thereunder, any other Transaction Document and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses that are required to be paid by the Company pursuant to the terms of the Financing Agreement.

                  "SECURITIES" means all shares of stock, partnership interests, membership interests and other ownership units in any Person and all other "securities" as defined in the UCC; all shares, securities, moneys or other property representing a dividend on such securities or resulting from a split-up, revision, reclassification or other like change of such securities or otherwise received in exchange therefor; in the event of any consolidation or merger in which the issuer of such securities is not the surviving entity, all securities of each class of the capital stock (or similar ownership units) of the successor entity formed or resulting from such consolidation or merger.

                  "SECURITY AGREEMENT" means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

                  "VEHICLES" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles whether or not covered by a certificate of title law of any State and all tires and other appurtenances to any of the foregoing, whether used by the Company in its business or held in inventory.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                  1.2 The words "hereof", "herein" and "hereunder" and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  Section 2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby grants, transfers and sets over to the Lender for the ratable benefit of all holders of the Notes from time to time a security interest in, assignment of, general lien on and right of set-off against, all of the Company's right, title and interest in and to each and every one of the following, in each case whether now owned or at

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any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter arising:

                  (a)      all Accounts;

                  (b) all Chattel Paper (including, without limitation, all electronic chattel paper);

                  (c)      all Contracts;

                  (d) all Documents (including, without limitation, all warehouse receipts, dock receipts, bills of lading and other documents of title);

                  (e) all Equipment in all of its forms (including, without limitation, all machinery, apparatus, fittings and tools, and all parts of and accessories to any of the foregoing);

                  (f)      all Fixtures;

                  (g)      all General Intangibles;

                  (h)      all Goods;

                  (i)      all Instruments;

                  (j) all Intellectual Property Collateral (including, without limitation, Software);

                  (k) all Inventory in all of its forms (including, without limitation, all raw materials, works in process, vehicles, vehicle parts, goods obtained by the Company in exchange for Inventory, any products of, made or processed from Inventory, and all substances commingled with or added to Inventory, and all accessories to any of the foregoing);

                  (l)      all Investment Property;

                  (m)      all prepaid expenses;

                  (n) all rights, claims and benefits of the Company against any Person arising out of, relating to or in connection with Inventory or Equipment;

                  (o) all rights, claims and benefits of the Company under all letters of credit;

                  (p) all Securities (including, without limitation, all shares of capital stock and other ownership interests in each Subsidiary of the Company);

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                  (q)      all books and records pertaining to the Collateral
(including, without limitation, all ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software);

                  (r) all policies of insurance related to any of the foregoing;

                  (s) to the extent not otherwise included in the foregoing, all other personal property of the Company; and

                  (t) to the extent not otherwise included in the foregoing, all earnings on and all Proceeds and products of any and all of the foregoing

                   (items (a) through (t) collectively, the "COLLATERAL").

                   The Lender Agent hereby acknowledges and agrees that it holds all of the security interests and other Liens granted herein, and all Collateral delivered to it, for the ratable benefit of all holders of the Notes.

                  Section 3. RIGHTS OF THE LENDER; LIMITATIONS ON LENDER'S
                             OBLIGATIONS.

                  3.1 COMPANY REMAINS LIABLE UNDER ACCOUNTS AND CONTRACTS. Anything herein to the contrary notwithstanding, the Company shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of such Contracts and any other agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. Whether or not the Lender has exercised any rights in any of the Collateral, the Lender shall not have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Security Agreement or the receipt by the Lender of any payment relating to such Account or Contract pursuant hereto, nor shall the Lender be obligated in any manner to perform any of the obligations of the Company under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

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                  3.2      NOTICE TO ACCOUNT DEBTORS AND CONTRACTING PARTIES. At
any time following the occurrence of any Event of Default, upon the request of the Lender, the Company shall notify all account debtors on the Accounts and all parties to the Contracts that the Accounts and the Contracts have been assigned to the Lender for the ratable benefit of the holders of the Notes and that payments in respect thereof shall be made directly and exclusively to the Lender or as the Lender may direct.

                  3.3 ANALYSIS OF ACCOUNTS AND CONTRACTS. The Lender shall have the right, following notice to the Company, to make test verifications of the Accounts in any reasonable manner and through any medium that it considers advisable, and the Company shall furnish all such assistance and information as the Lender may reasonably require in connection therewith. At any time and from time to time, but no more frequently than once in each calendar year, (but if any Event of Default has occurred and is continuing, as often as the Lender may request at any time), upon the Lender's request and at the expense of the Company, the Company shall cause independent public accountants and other Persons satisfactory to the Lender to furnish to the Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. At any time following the occurrence of a Event of Default, the Lender may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.

                  3.4 COLLECTIONS ON ACCOUNTS. The Lender hereby authorizes the Company to collect the Accounts, subject to the Lender's direction and control (which authority the Lender may curtail or terminate upon the occurrence of any Event of Default). If required by the Lender upon the occurrence of an Event of Default, any payments of Accounts, when collected by the Company, shall be forthwith (and, in any event, within two Domestic Business Days) deposited by the Company in the exact form received, duly endorsed by the Company to the Lender if required, in a special collateral account maintained by the Lender and under the Lender's exclusive dominion and control, subject to withdrawal by the Lender for the account of the holders of the Notes only, as hereinafter provided, and, until so turned over, shall be held by the Company in trust for the ratable benefit of the Lender and the other holders of the Notes, segregated from other funds of the Company. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Accounts while held by the Lender (or by the Company in trust for the Lender and the other holders of the Notes) shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time following the occurrence of any Event of Default the Lender shall apply all or any part of the funds on deposit in said collateral account on account of the Secured Obligations in such order as the Lender may elect, and any part of such funds which the Lender elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Lender to the Company or to whosoever may be lawfully entitled to receive the same. At any time following the occurrence of any Event of Default, the Company shall deliver to the Lender all original and other documents evidencing, and relating to, all Contracts and all agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

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                  Section 4. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants that:

                  4.1 TITLE; NO OTHER LIENS. Except for the Liens granted to the Lender for the ratable benefit of the Lender and the other holders of the Notes pursuant to this Security Agreement, the Company owns each item of the Collateral free and clear of any and all Liens or claims of others other than Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Lender, for the ratable benefit of the Lender and the other holders of the Notes, pursuant to this Security Agreement or as may be permitted pursuant to the Financing Agreement.

                  4.2 PERFECTED FIRST PRIORITY LIENS. When financing statements have been filed in the offices identified in Schedule I hereto, the Liens granted pursuant to this Security Agreement will constitute perfected Liens, with respect to the Collateral as to which perfection can be obtained by the filing of financing statements under the UCC, in favor of the Lender, for the ratable benefit of the holders of the Notes, (1) for all Collateral that does not depend on location for purposes of perfection of security interests therein, in all such Collateral, and (2) for all Collateral that depends on location or on possession for purposes of perfection of a security interest therein, in all of the Collateral located in (or in transit from) such jurisdictions in which perfection can be achieved by filing financing statements or by possession, in each case described in subclauses (1) or (2) as collateral security for the Secured Obligations, which Liens are prior to all other Liens on the Collateral now or hereafter created or consented to by the Company or otherwise existing with respect to the Collateral and which are enforceable as such against all creditors of the Company and against all purchasers from the Company (other than purchasers of Inventory in the ordinary course of its business) and against any owner or purchaser of the real property where any of the Equipment or Inventory is located and any present or future creditor obtaining a Lien on such real property. There is no financing statement on file or other similar filing in any registration office with respect to any of the Collateral which would rank prior to the Liens created hereby.

                  4.3 ACCOUNTS. The amount represented by the Company to the Lender from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. No amount payable to the Company under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Lender. The place where the Company keeps its books and records concerning the Accounts is 1221 North Dutton Avenue, Santa Rosa, California 95401.

                  4.4 CONTRACTS. To the best of the Company's knowledge, no consent of any party (other than the Company) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement except those that have been duly obtained and are in full force and effect. To the best of the Company's knowledge, each Contract is in full force and effect and constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against each of them in accordance with the terms of such Contract, except as enforceability may be limited by applicable bankruptcy,

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insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and general equitable principles (whether considered in a proceeding in equity or at law). No consent or authorization of, filing with or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature. Neither the Company nor (to the best of the Company's knowledge) any other party to any Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof, except for defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company has performed or, before the time when performance is due, will fully perform all of its material obligations under each Contract. To the best of the Company's knowledge (after due inquiry), the right, title and interest of the Company in, to and under each Contract are not subject to any defense, offset, counterclaim or claim, nor have any of the foregoing been asserted or alleged against the Company as to any Contract. No amount payable to the Company under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Lender.

                  4.5 INVENTORY AND EQUIPMENT. All Inventory and Equipment of the Company are kept solely at the locations listed on Schedule II hereto, other than Inventory or Equipment in transit in the ordinary course of business
 .

                  4.6 CHIEF EXECUTIVE OFFICE. The Company is a corporation duly organized and incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company's chief executive office and chief place of business, and the office at which it keeps its books and records with respect to all Collateral and holds all original chattel paper, is located at 14201 NE 200th Street, Woodinville, Washington 98072.

                  4.7 FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds or products of, Farm Products.

                  4.8 INVESTMENT PROPERTY. The Company is the sole legal and beneficial owner of all Investment Property in which it now or hereafter purports to grant a security interest pursuant to this Security Agreement. All such Investment Property is and will be duly authorized, validly issued, fully paid and non-assessable, and none of such Investment Property is or will be subject to any contractual restriction, or any restriction under the charter, by-laws or other organizing documents of the respective issuer, upon the transfer of such Investment Property.

                  4.9 NO PROCEEDINGS. There is no action, proceeding or investigation to which the Company or any of its Subsidiaries or any of their respective properties is subject, by or before any court or other Governmental Authority, pending or (to the knowledge of the Company) threatened which, if adversely determined, could have, individually or in the aggregate, a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of the Company, or on the ability of the Company to perform its

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obligations under this Security Agreement, or which in any way draws into question the legality, validity, binding nature, enforceability, perfection or priority of this Security Agreement or of the Liens granted hereby.

                  4.10 DOCUMENTS OF TITLE. There are no negotiable documents of title outstanding with respect to any of the Company's Inventory.


                  Section 5. COVENANTS. The Company covenants and agrees with the Lender, that, from and after the date of this Security Agreement until the Secured Obligations are paid in full:

                  5.1 MAINTENANCE OF PERFECTED SECURITY INTERESTS; FURTHER DOCUMENTATION; PLEDGE OF INSTRUMENTS AND CHATTEL PAPER. The Company shall maintain the security interest created by this Security Agreement as a perfected security interest having the first and highest priority over any and all other interests of all other Persons whatsoever (other than Permitted Liens), and shall defend such security interest against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents, give such notices, obtain such waivers and consents from landlords and other third parties, and take such further actions as the Lender may reasonably request, for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC or similar law in effect in any jurisdiction with respect to the Liens created hereby. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Lender, duly endorsed in a manner satisfactory to the Lender, and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Lender to be held as Collateral pursuant to this Security Agreement.

                  5.2 ADDITIONAL FILINGS. Without limiting the generality of the foregoing, the Company acknowledges that amendments to Article 9 of the Uniform Commercial Code have been and may become enacted in certain States of the United States and that the implementation of such amendments may require the Company and the Lender to, or may make it desirable for the Company and the Lender to, make additional filings and amendments to this Agreement, and otherwise to take additional steps, to further effect and preserve the attachment, perfection and priority of the security interests granted in this Security Agreement. The Company agrees to make such additional filings and amendments and take such additional steps as the Lender may request, within the reasonable time limits requested by the Lender, and that the failure of the Company to do so within such reasonable time limits shall constitute an Event of Default.

                  5.3 INDEMNIFICATION. The Company agrees to pay, and to save the Lender and its officers, directors, employees, attorneys or agents harmless from, any and all liabilities, costs and expenses (including, without limitation, all legal fees and expenses) (i) with respect to, or resulting from, any failure to pay or delay in paying any and all excise, sales or other taxes


                                      -8-
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which may be payable or determined to be payable with respect to any of the
Collateral, (ii) with respect to, or resulting from, any failure to comply or delay in complying with any law, rule, regulation, order or judgment applicable to any of the Collateral, (iii) in connection with the negotiation, preparation, execution and delivery of this Security Agreement, the perfection of the security interests granted hereby and any waiver of or amendment or supplement to any of the provisions of this Security Agreement, and any preservation or exercise of any of the rights or benefits of this Security Agreement, (iv) in connection with the marketing, distribution, use, or manufacture of any Vehicles or other items constituting Collateral and (iv) otherwise in connection with any of the transactions contemplated by this Security Agreement, except to the extent that such liabilities, costs or expenses arise from the Lender's gross negligence or wilful misconduct. In any suit, proceeding or action brought by or against the Lender, under any Account, Instrument, Chattel Paper or Contract for any sum owing thereunder, or to enforce any provisions of any Account, Instrument, Chattel Paper or Contract, the Company will save, indemnify and keep the Lender harmless from and against all expense, loss, cost or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Company.

                  5.4 MAINTENANCE OF RECORDS. The Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. The Company will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. Upon the occurrence and during the continuance of an Event of Default, the Company shall turn over any books and records pertaining to the Collateral to the Lender or to its representatives during normal business hours at the request of the Lender.

                  5.5 RIGHT OF INSPECTION. The Lender shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Company. The Lender or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Company agrees to render to the Lender, at the Company's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; PROVIDED that prior to the occurrence of an Event of Default, the Lender may make no more than one inspection in each calendar year (which inspection, however, may require visits on more than one day) and such inspection shall be made after notice thereof is given to the Company, AND PROVIDED FURTHER that, if a Event of Default has occurred the Lender may perform unlimited inspections and no prior notice to the Company thereof shall be required. The Lender and its representatives shall at all times also have the right to enter into and upon any premises where any of the Inventory, Equipment or other Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                  5.6 COMPLIANCE WITH LAWS, ETC. The Company will comply in all material respects with all laws, rules, regulations, orders or judgments applicable to the Collateral or any part thereof or to the operation of the Company's business.

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                  5.7      COMPLIANCE WITH TERMS OF CONTRACTS, ETC. The Company
will perform and comply in all material respects with all its obligations under the Contracts and all its other contractual obligations relating to the Collateral.

                  5.8 PAYMENT OF OBLIGATIONS. The Company will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Company's books in accordance with generally accepted accounting principles and practices.

                  5.9 LIMITATION ON LIENS ON COLLATERAL. The Company will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than Permitted Liens and the Liens created hereby, and will defend the right, title and interest of the Lender, the other Agents and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever (including, without limitation, at the Lender's request, by appearing in and defending any action or proceeding that may affect the Company's title to or the Lender's security interest in all or any material part of the Collateral).

                  5.10 LIMITATIONS ON DISPOSITIONS OF COLLATERAL. The Company will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for sales of Inventory in the ordinary course of its business

                  5.11 LIMITATIONS ON MODIFICATIONS OF CONTRACTS AND AGREEMENTS GIVING RISE TO ACCOUNTS; EXERCISE OF RIGHTS; NOTICES. The Company will not (i) amend, modify, terminate or waive, or grant any consent under, any provision of any Contract or any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Contract or such Account as Collateral, (ii) other than in the ordinary course of business as generally conducted by the Company, fail to exercise promptly and diligently each and every material right which it may have under each Contract and each agreement giving rise to an Account (other than any right of termination) or (iii) fail to deliver to the Lender a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

                  5.12 SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY. The Company will maintain each item of Equipment in good operating condition, ordinary wear and tear excepted, and will provide all maintenance, service and repairs necessary for such purpose in accordance with the Company's reasonable business judgment. The Company will keep all Equipment and Inventory at the places therefor specified pursuant to this Agreement, or, upon 30 Business Days' prior written notice to the Lender, at such other places in jurisdictions where all action that may be necessary or desirable, or that the Lender may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable the

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Lender to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken. The Company will promptly furnish to the Lender a statement respecting any material loss or damage to any of the Equipment. The Company will keep correct and accurate records of the Inventory, in accordance with past practices. Upon the occurrence and during the continuance of an Event of Default (as defined in the Financing Agreement), at the request of the Lender, the Company shall instruct such agent or processor to hold all Inventory for the account of the Lender and subject to the instructions of the Lender.

                  5.13 MAINTENANCE OF INSURANCE. The Company will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Agents in amounts comparable to amounts of insurance coverage obtained by similar businesses of similar size acting prudently and (ii) insuring the Company, the Agents and the Lenders against all liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as shall be comparable to forms, amounts and coverage, respectively, obtained by similar businesses of similar size acting prudently. The Company will give notice to the Lender of any cancellation or reduction of any other insurance. In addition, promptly upon request of the Lender from time to time, the Company will deliver to the Lender such information with respect to all insurance maintained by the Company as the Lender may reasonably request.

                  5.14 FURTHER IDENTIFICATION OF COLLATERAL. The Company will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail.

                  5.15 CHANGES IN LOCATIONS, NAME, ETC. The Company will notify the Lender at least 30 Business Days prior to (i) changing the location of its chief executive office or chief place of business from that specified in
Section 4.6 or remove its books and records concerning the Accounts from the location specified in Section 4.6, or (ii) changing its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Security Agreement would become misleading; PROVIDED that in conjunction with the provision of such notice, the Company will immediately provide any documentation (including, without limitation, any financing statements) requested by the Lender to preserve the validity, perfection or priority of the Liens created hereunder.

                  5.16     SECURITIES; INVESTMENT PROPERTY.

                  (a) Any and all Securities and Investment Property in which a security interest is purported to be granted hereby may, at the option of the Lender or its nominee, be registered in the name of the Lender or its nominee, and at any time after the occurrence of any Event of Default, the Lender or its nominee may, without notice, exercise all voting and similar rights at any meeting of any corporation or other entity issuing the shares or similar ownership interests included in such Securities and Investment Property and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any such Securities and Investment Property as if it were the absolute owner thereof, including, without limitation, the right to receive dividends payable thereon, and the right to exchange, at its discretion, any and all of the Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of the relevant corporation issuing such shares or similar ownership interests or upon the exercise by any such issuer of any right, privilege or option pertaining to such shares or similar ownership interests, and in connection therewith, to deposit and deliver any and all of the Securities and Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

                  (b) At any time after the occurrence and during the continuance of an Event of Default, the Lender shall have the right to require that all cash dividends and other distributions payable with respect to any part of the Securities and Investment Property in which a security interest is purported to be granted hereunder be paid to the Lender to be held by the Lender as additional security hereunder until applied to the Secured Obligations.

                  (c) Upon any request by the Lender from time to time, the Company shall execute and deliver such control agreements and other documents and instruments (shall cause the applicable financial institution or other party to do so), as the Lender may reasonably request in order to further perfect and preserve the priority of the security interests granted hereby in all Investment Property.

                  Section 6. LENDER'S APPOINTMENT AS ATTORNEY-IN-FACT.

                  6.1 POWERS. The Company hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, each acting singly and without the others, with full power of substitution, upon the occurrence and continuance of an Event of Default, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, subject to any limitations set forth below, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Security Agreement, and upon the occurrence and continuance of an Event of Default, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Company hereby gives the Lender the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

                  (a) in the name of the Company or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, Contract, Chattel Paper, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any Account,

Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

                  (b) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof;

                  (c) to execute, in connection with any sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (d) (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (F) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Company's expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's, Liens thereon for the ratable benefit of the holders of the Notes and to effect the intent of this Security Agreement, all as fully and effectively as the Company might do.

                  (e) The Lender agrees that it will not exercise any rights under the power of attorney provided for in this Section (other than the right in clause (c) above) unless an Event of Default has occurred and is continuing.

                  (f) The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

                  (g) The Lender agrees to use its reasonable efforts to give notice to the Company after any exercise of its rights under this Section, but no failure to deliver or delay in delivering such notice, and no failure of the Company to receive or delay in receiving such notice, shall postpone, discharge or otherwise affect the validity of the Lender's actions or the obligations of the Company hereunder.

                  6.2 NO DUTY ON THE LENDER'S PART. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees, attorneys or agents shall be responsible to the Company for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

                  6.3 PERFORMANCE BY LENDER OF COMPANY'S OBLIGATIONS. If the Company fails to perform or comply with any of its agreements contained herein, the Lender, at its option, but without any obligation to do so, may itself perform or comply, or otherwise cause performance or compliance, with such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by the Company hereunder. The expenses of the Lender incurred in connection with such performance or compliance shall constitute Secured Obligations secured hereby.

                  Section 7. PROCEEDS. At any time following the occurrence of a Event of Default it is agreed that (a) all Proceeds received by the Company consisting of cash, checks and other near-cash items shall be held by the Company in trust for the Lender and the other holders of the Notes, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Lender in the exact form received by the Company (duly endorsed by the Company to the Lender, if required), and held by the Lender in a collateral account maintained under the sole dominion and control of the Lender. Any and all such Proceeds held by the Lender in a collateral account (or by the Company in trust for the Lender and the Lenders) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in this Section. At such intervals as may be agreed upon between the Lender and the Company or, if an Event of Default shall have occurred and be continuing, at any time at the Lender's election, the Lender may apply all or any part of the Proceeds held in any collateral account or otherwise received by the Lender against the Secured Obligations (whether matured or unmatured), such application to be in such order as the Lender shall elect. Any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full and the Commitments shall have expired or been terminated shall be paid over to the Company or to whosoever may be lawfully entitled to receive the same.

                  Section 8. REMEDIES.

                  8.1 If an Event of Default shall occur and be continuing, the Lender, on behalf of the holders of the Notes, may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any comparable law of any other jurisdiction and all other rights and remedies under all other applicable laws. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Subject to applicable law, each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Company. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released, and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Lender at such sale. The Company further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Company's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender and the other holders of the Notes arising out of the exercise by the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the UCC, need the Lender (or any other Agent or Lender) account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 15 days before such sale or other disposition. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

                  Section 9. LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL. The Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Except as set forth in the preceding sentence, the Lender shall have no duty or liability to preserve rights pertaining to the Collateral and shall be relieved of all responsibility for the Collateral upon surrendering it to the Company or in accordance with the Company's instructions. Neither the Lender nor any of its directors, officers, employees, attorneys or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or to take any other action whatsoever with regard to the

Collateral or any part thereof. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees, attorneys or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  Section 10. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                  Section 11. NOTICES. Notices, requests and demands to or upon the Lender or the Company hereunder shall be effected in the manner set forth in the Financing Agreement.

                  Section 12. SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 13. PARAGRAPH HEADINGS. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  Section 14. NO WAIVER; CUMULATIVE REMEDIES. The Lender shall not, by any act (except by a written instrument) delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  Section 15. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Lender; provided that any provision of this Security Agreement may be waived by the Lender in a written instrument executed by the Lender.

                  Section 16. SUCCESSORS AND ASSIGNS. This Security Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Lender and their respective successors and assigns.

                  Section 17. COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Security Agreement by executing any such counterpart.

                  Section 18. GOVERNING LAW. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                        THE PATHWAYS GROUP, INC.



                        By  /s/ Carey F. Daly, II
                           --------------------------
                        Carey F. Daly, II
                        President

                        JOLSON MERCHANT PARTNERS LLC


                        By  /s/ Joseph A. Jolson
                           --------------------------

                        HARVEST OPPORTUNITY PARTNERS LP

                                 By  /s/ Joseph A. Jolson
                                     --------------------------
                                          General Partner

                        By
                           --------------------------
                           Name: /s/ Joseph A. Jolson
                           Title: /s/ Managing Member

                                                                 SCHEDULE I


LOCATIONS OF INVENTORY AND EQUIPMENT
------------------------------------

14201 NE 200th Street
Woodinville, Washington 98072

1221 North Dutton Avenue
Santa Rosa, California 95401

Grosvenor Center
2500 Makai Tower
733 Bishop Street
Honolulu, Hawaii 96813